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                                ARIS CORPORATION
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

                               2000 Annual Report

                               [GRAPHIC OMITTED]

                              MEETING THE CHALLENGE

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                                 [LOGO] Aris(SM)
                                           eBusiness
                                             INNOVATIONS

                       Meeting the Challenge of eBusiness
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Aris Corporation is an innovative eBusiness consulting firm that helps companies maximize their use of existing and new information technologies. For over a decade, we've helped leading companies harness the power of technology to solve real-world, company specific business challenges.

Aris is helping companies meet the challenge of eBusiness head on with new levels of business integration. Our multi-disciplinary approach supports "end-to-end" business transformation--from the inside to the outside--from business strategy to the customer experience.

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                               THE SOLUTION SUITE
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Strategy Solutions. Today's technology investments demand sound business strategy. Aris serves as a strategic advisor to many clients, helping them ensure the crucial alignment of business, technology, marketing, Web and brand strategies.

Application Solutions. Effective eBusiness solutions require a solid enterprise application backbone. Aris provides packaged and custom Application Solutions in all disciplines of enterprise management, ranging from Human Resources, Financials and Manufacturing to Supply Chain and Customer Relationship Management systems.

Interactive Web Solutions. Today a simple Web presence is insufficient for full-scale competition and brand communication. Aris develops innovative solutions for all categories of Web-based applications including business-to-consumer, business-to-business and business-to-employee.

Data-Driven Solutions. Data-Driven Solutions can provide companies with the intelligence they need to make sound business decisions. Our solutions include traditional data warehousing and business intelligence solutions as well as Web-driven knowledge management and content management.

Integration Solutions. Aris's Integration Solutions connect the enterprise's systems, data and processes. These solutions--which include middleware, enterprise application integration, "Web-ifying" legacy applications and DBA services--are critical to delivering an "end-to-end" solution.

Wireless Solutions. Aris works to transform enterprise communications through customized Wireless Solutions that free voice communications, e-mail and web sites from the desktop, making them instantly accessible to customers, employees and business partners anytime, anywhere.

Managing Relationships for eBusiness Success

The cornerstone of our approach is the principle of iERM(R) (interactive Enterprise Relationship Management). iERM connects the human dimension of technology with business models, markets, processes and infrastructure to deepen relationships with key stakeholders--customers, business-to-business partners and employees. Aris believes that the most substantial impact of Net-enabled business is this ability to maximize market opportunities by strengthening relationships.

Guided by the principles of iERM and with the Internet as the business platform, Aris integrates services and technologies to deliver a comprehensive suite of innovative eBusiness solutions. These solutions fall into six broad categories, but it is the integration of these solution categories that allows Aris to deliver business transformations through "end-to-end" solutions.

The scope of our solution suite allows Aris to deliver everything from a specific point solution to a comprehensive solution spanning the enterprise and the Web. No matter what the solution, our mandate is to deliver real-world results that render a measurable return on investment and the greatest business value for our clients.

Unlocking the Business Value of Technology

Over the past ten years, clients have trusted us to unlock the business value of technology and solve mission critical problems. Although we now maintain offices in multiple cities on two continents, we've never lost sight of who we are and how we do business. Simply put, our clients come first.

Delivering the solutions our clients need--creatively tuned to the market, in aggressive time frames, at predictable costs, with built-in scalability and flexibility--requires an integrated approach. Our multi-disciplinary teams combine superior strategic, technical, creative, business and project management skills to develop unique solutions for each client.

eBusiness and enterprise-scale implementations require an approach that can handle the most basic to the most complex solutions. Aris's proven development methodology is critical to delivering sustainable solutions and a measurable return on technology investments.

To deliver the best solutions, Aris has forged strong alliances with leading edge technology companies. In addition to the traditional technologies of Oracle(R) and Microsoft(R), we've extended our alliances to include companies that provide enterprise resource planning, Internet development platforms, content management, personalization and web hosting. Going forward, these alliances will continue to prove a key ingredient for delivering integrated solutions to our clients.

Where Talent and Technology Meet

Effective technology solutions that lead to significantly improved business results depend on the leadership and expertise of talented people. Aris consultants are seasoned professionals who listen first, then create the technology solution that will solve our clients' unique eBusiness challenges.

By pointing to our shared values as a common language and guideline for working together, we've nurtured a company that's entrepreneurial, quick on its feet, and focused on success--ours as well as that of our clients, employees, partners and shareholders.

As providers of innovative technology solutions, each member of the Aris team understands that business today depends on the quality of connections, both digital and personal. We continue to challenge ourselves and expand the possibilities of these connections--business-to-consumer, business-to-business, business-to-employee--and ultimately pass this knowledge to clients seeking to nurture the relationships that create long-term corporate value.

                        By pointing to our shared values as a common language and guideline for working together, we've nurtured a company that's entrepreneurial, quick on its feet, and focused on success--ours as well as that of our clients, employees, partners and shareholders.

Dear Shareholder
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By every measure, 2000 was a pivotal year for Aris Corporation. We celebrated our tenth year in business and took decisive steps to strategically enhance our position as an eBusiness consulting provider. It is true that technology stocks suffered greatly in 2000 and Aris stock was no exception. With the market's swift change in April, followed by significant upheaval in the IT Services sector, we were not only faced with external market challenges but our own internal challenges as well. In spite of the significant changes to our business, we finished the year with a strong balance sheet and cash flow position as well as the foundation of a solid business strategy, the execution of which we have only just begun.

We took significant steps to refocus our business strategy, evaluate our markets and services, and streamline our operations--and we shook things up. Some of our actions have been subtle, while others dramatic. All of them were necessary to ensure long-term growth and shareholder value.

You are now a shareholder in a different Aris.

INITIATIVES.

In 2000, we developed new strategic business directions and a simplified plan that positions the Company solidly and exclusively in the eBusiness Consulting arena. The size and scope of our organization has changed. The revenue line has changed. And most importantly, with a dedicated new leadership team, our focus and intensity has changed. We have only just begun on a journey in a multi-year plan.

2000 marked a quantum shift for Aris--from broadly serving multiple markets through three business lines to focusing solely on our consulting business. We redefined our business model to concentrate all of our management and capital resources on eBusiness consulting in the markets and technologies where we observed the greatest potential for growth and where we have the greatest strengths. It represents the best opportunity for growth, market leadership and profitability. As a result, the Company transitioned out of two capital and resource intensive businesses--education and software--that were no longer strategic to our future. The sale of our global education and software operations were the first steps in creating the right business strategy for our multi-year plan.

Total eBusiness solutions capability is what our customers and the market demand. The strategy we adopted for the Company aligned our new integrated service offerings behind a common value principle for all markets--interactive Enterprise Relationship Management or iERM. iERM builds on Aris's traditional services strengths to support a new and fully integrated offering.

Our goal in redefining Aris's solutions was to meet the full range of enterprise technology needs while providing the ease of doing business with a single qualified provider. As eBusiness initiatives grow in sophistication, tight integration between front-end applications and their back-office counterparts and a strong architecture will be deciding factors in a company's success. Our new integrated service offering brings together our broad expertise across the full spectrum of online development activities including strategy, enterprise application implementation, integration, data-driven solutions and wireless applications. With this progressive end-to-end solutions offering and superior technology and project management abilities, we now bring the ease of doing business with one connected company to our many corporate customers.

We also furthered our efforts in developing partnerships with premier technology providers that we believe are critical to delivering in-demand solutions to our clients. Our alliance strategy extends our strong legacy relationships with Microsoft and Oracle to include recognized and emerging leaders such as Intel, Rational Software, Interwoven, Vignette, Verity, Inc., and others.

During mid-2000, as we set about to focus our business and realign our operations, we simplified our management structure. As a result, we eliminated excess layers and built an experienced management team focused completely on the success and profitability of our consulting operation.

The Company's realignment efforts were centered on breaking down the traditional silos between our enterprise application and eBusiness divisions. With a unified consulting operation supported by an integrated solutions offering and multi-disciplinary teams, we anticipate that these activities will further align our service-delivery capacities with projected market demand. We also expect to realize significant marketing opportunities as a result of this realignment--opportunities that were not easily achievable prior to the new structure. Our multi-year plan required changes to the organization.

This past year also marked a decade-long milestone for Aris. We are proud of what we accomplished through the 1990's and going forward, as the nature of our business evolves, we will create new ways to ensure our Company remains relevant, compelling and exciting to our stakeholders. As our people shape so much of the Aris experience, one of the most important initiatives will be building the connection between our culture and our brand for Aris customers, employees and business partners.

ON THE RIGHT TRACK.

Our priorities for 2001 are clear: execute our business strategy and aggressively drive sales to maximize our operating income and cash flow. As we continue to focus on our core consulting business, we believe our change in leadership, business realignment and cost management actions will have an increasingly positive effect as we move into 2001 and beyond. We're at the beginning of a multi-year plan that is designed to create tremendous opportunities and prosperity for our shareholders and our employees.

Conservative estimates suggest the eBusiness opportunity will approach $600 billion by 2003. Regardless of the recent market and economic downturn, we know that corporations will continue to invest heavily in eBusiness applications and solutions and Aris is now more poised than ever to deliver on these in-demand services and exceed client expectations.

The many changes in fiscal 2000 represent the beginning of significant differences to our top and bottom lines. With a management team that proactively plans for success, inspires and motivates teamwork, communicates expectations, measures those expectations, and delivers the rewards to our customers, employees and shareholders alike, you can expect a marked improvement in financial performance in the years ahead.

There has never been a more rewarding or demanding time to run a business in this space. I readily assumed the role of Chief Executive Officer for Aris Corporation in mid-2000, and in spite of the market's fluctuations and increased competition, I remain as optimistic as the day I joined the Company over nine years ago--and that optimism has been deepened by the lessons of 2000. Perhaps the single most compelling reason for my optimism is found in the change in Aris itself. In identifying and defining our business, we have a solid strategy and clear vision and are fully prepared to step up to the challenges of 2001 and beyond. With our multi-year plan in place, we are positioned to serve the coming demand in eBusiness services.

We have reshaped our Company into a fundamentally different enterprise. Our evolution has taken us back to our roots and to what we know best--technology consulting. Fiscal 2000 was truly one of both great challenge and achievement for Aris. We owe our successes to our many employees, partners and shareholders. We believe the accomplishments of the past year are just the beginning and are now poised to take full advantage of the dynamic markets ahead. With today's leadership and a team whose drive and talent are unmatched in this business, Aris continues to present long-term viability as an eBusiness consulting provider.

We are excited about the next corporate decade, and continue to work to the limits of our abilities to serve our customers and shareholders. We are particularly mindful of our loyal customers and appreciate the ongoing opportunity to serve as trusted technology advisor and business advocate for many of today's leading global organizations. Our gratitude goes to those who prescribe to our services and support our business financially.

I want to share one final thought with you. The past year was a very demanding one for Aris, and our team responded with professionalism and confidence. Some of this team experienced more challenge than others, but all acted in a manner that has strengthened the corporate fabric of our Company. A special appreciation is felt for each and every one of our employees--our most important asset.

We are confident in our competitiveness and believe that Aris has significant unrealized earnings potential. We are also confident that with the return of more stable market conditions, we will have the opportunity to bring to the bottom line the strength and focus that we have built into this Company over the past year. We're just at the beginning of building for our future success.

Thank you for your continued support.

Sincerely,


/s/ Kendall W. Kunz

Kendall W. Kunz
President & Chief Executive Officer
Aris Corporation

                                 [LOGO] Aris(SM)
                                           eBusiness
                                             INNOVATIONS

Please contact us for more information:

Corporate Headquarters
Aris Corporation
2229 112th Avenue NE
Bellevue, WA 98004

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     800.431.2747
     www.aris.com

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North America

Dallas, Texas
Denver, Colorado
Hanover, New Jersey (New York Tri-State)
Portland, Oregon
San Francisco, California
Seattle, Washington
West Palm Beach, Florida

United Kingdom

London, England
Oxford, England
Reading, England

(C) 2001 Aris Corporation